March 31, 2006

Mr. James Mandel
CEO
Multiband Corporation
9449 Science Center Drive
New Hope, MN 55428

Dear Mr. Mandel,

Thank you for the opportunity to propose how B&L Financial, Inc. (“B&L Financial”) can assist Multiband Corporation (“Multiband”) in a structuring agent and financial advisory capacity to help you secure financing that may involve one or more master lease line of credit facilities in an amount ranging from approximately $2,500,000 to approximately $50,000,000 (the “Master Lease Credit Facility”). Hereinafter the Master Lease Credit Facility may sometimes be referred to as the “Master Lease”, “Financing”, or “Project”.

Our responsibility for the Project will be to represent the best interests of Multiband at all times. We provide independent, unbiased financial advice, and have considerable experience and expertise in securing financing and providing advisory services of this nature.

Scope of Work
Our strategy for assisting Multiband will be to serve as your structuring agent and financial advisor and help you with the following:

1.	Review the Project requirements with Multiband management as it relates to assessing all viable options to structure and secure the Financing.

2.
Prepare appropriate confidential memorandum information describing Multiband and the Project. Included in the initial confidential memorandum will be a preliminary term sheet that will outline basic terms of the series A, initial Master Lease transaction proposed for funding as part of the Financing; with a summary of the preliminary proposed terms of the series A initial Master Lease transaction attached hereto as Exhibit – A.

3.
After execution of appropriate non-disclosure agreements we will meet with qualified commercial banking institutions which may act as lead lenders and/or participants of a syndication group; and, other qualified financing and investment sources identified by B&L Financial (the “B&L Investment Sources”) for the purpose of introducing the Project and forming a syndication group for the contemplated Financing.

4.
Present Multiband management with copies of correspondence, proposals, letters of intent, and any other documentation that may be received from the B&L Investment Sources describing preliminary terms related to proposed funding for the Project.

14850 Scenic Heights Road, Suite 150, Eden Prairie, MN 55344
Office: 952-934-4645 Fax: 952-934-4449

Mr. James Mandel
Multiband Corporation
March 31, 2006

5.	Negotiate terms, pricing, and structure for the Financing in conjunction with Multiband management.

6.	Secure all necessary commitments for the Project.

7.	Coordinate the due diligence processes for the Financing and assist in administering the closing, or closings.

Project Management & Success Fees
David Larson will be responsible for this engagement and will coordinate all activities related to the agreement (the “Agreement”).

For each Master Lease Credit Facility closed, B&L Financial will be due success fees from Multiband equal to six-percent (6.0%) of the total amount of committed proceeds of such facility, including any subsequent facility expansions. All success fees due, will be paid to B&L Financial at the closing for each Master Lease Credit Facility, or upon closing of any subsequent facility expansions (see success fee example below):

Transaction #1 - Closing of a Master Lease Credit Facility
Total Proceeds of a Master Lease Credit Facility:	$2,500,000
Total Fee Due to B&L Financial at closing (6.0%):	$150,000

Transaction #2 - Expansion of the Existing Master Lease Credit Facility
New Proceeds added to the Master Lease Credit Facility:	$10,000,000
Total Fee Due to B&L Financial at closing (6.0%):	$600,000

Break-up Fee
In consideration of the time and resources that B&L Financial will devote on Multiband’s behalf you agree that in the event Multiband closes an alternative lease financing transaction with a lender or investor other that a B&L Investment Source (the “Alternative Lease Financing Transaction”), B&L Financial should receive some compensation for its efforts. A debt financing not involving a lease shall not be considered an “Alternative Lease Financing Transaction” Therefore, the parties agree that in the event Multiband closes an Alternative Debt Financing Transaction within 12-months of the date of execution of this Agreement, B&L Financial will receive a break-up fee of $80,000 (the “Break-up Fee”). Such Break-up Fee will be due and payable to B&L Financial at closing for the Alternative Debt Financing Transaction.

Exclusivity of B&L Investment Sources
Multiband agrees to not seek funding for the Master Lease, or any other lease financing with any B&L Investment Source introduced to Multiband by B&L Financial for a period of five years from the date B&L discloses the identity of said B&L Investment Source to Multiband (the “Disclosure Date”), unless B&L Financial is paid its success fees as defined in this Agreement. An “introduction” for purposes of this agreement shall mean an in-person meeting or conference call arranged by B&L Financial between Multiband (excluded from such “introduction” will be participant commercial banks and/or participant investment sources identified by B&L Financial).

14850 Scenic Heights Road, Suite 150, Eden Prairie, MN 55344
Office: 952-934-4645 Fax: 952-934-4449

Mr. James Mandel
Multiband Corporation
March 31, 2006

B&L Financial will disclose the identity of any B&L Investment Source to Multiband in writing. For purposes of identifying investor interest, B&L agrees not to contact Jefferies and Company and/or LaSalle Bank, N.A. (or any of their affiliate companies) to introduce the Project; and, without prior written approval from Multiband, will focus its efforts on upper Midwest based commercial banks and financing sources. Prior to any meeting or conference call introduction of a B&L investment source, B&L will disclose the identify of such source to Multiband in writing; along with furnishing a copy of a fully executed non-disclosure agreement or confidentiality agreement with each such entity. Such disclosure will include the Disclosure Date and will be treated as an amendment to this Agreement.

General
Multiband and its affiliates agree to indemnify and hold B&L Financial, its successors or affiliates, harmless for any losses, claims, damages or liabilities arising from or incurred in connection with this Agreement and any reasonable expenses incurred in connection with defending any actions resulting from Multiband’s negligence or wilfull misconduct (excluding legal fees), provided however, Multiband shall not be liable to the extent any such loss, claim, damage, or liability is determined to have resulted primarily or directly from B&L Financials’ gross negligence or willful misconduct.

This is a best efforts undertaking by B&L Financial and all success fees for the Project are contingent upon completion and closing of the Financings (excludes the break-up fee described herein). Also, in the event the Financing closes, Multiband agrees that B&L Financial may release publicity articles concerning the Project, the content of which is subject to Multiband’s review and approval.

This agreement shall be null and void and have no further force and effect six months from this Agreements date in the event a lease financing on terms acceptable to Multiband has not been closed by the end of that six month period.

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement, all of which when taken together, shall be deemed to constitute one and the same Agreement. The exchange of copies of this letter agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for any purpose whatsoever.

This letter constitutes the entire Agreement between the parties. It supersedes any prior discussions and, upon execution, is a binding contract that cannot be modified or amended except in writing and executed by the parties, and will be interpreted under the laws of the State of Minnesota.

14850 Scenic Heights Road, Suite 150, Eden Prairie, MN 55344
Office: 952-934-4645 Fax: 952-934-4449

Mr. James Mandel
Multiband Corporation
March 31, 2006

Thank you for the opportunity to be of service to you. If you agree to the foregoing terms, please sign this Agreement in the space provided and return the fully executed original Agreement to our office.

Sincerely,

B&L Financial, Inc.

David P. Larson
Vice President

AGREED AND ACCEPTED THIS ______________
DAY OF ____________________, 2006

MULTIBAND CORPORATION

BY:

ITS:

14850 Scenic Heights Road, Suite 150, Eden Prairie, MN 55344
Office: 952-934-4645 Fax: 952-934-4449

EXHIBIT – A

MULTIBAND CORPORATION

$12,500,000.00 - approx.
Master Lease, Series A
Credit Facility

Summary of Preliminary Proposed Terms

Project:
Proposed funding of a Master Lease, Series A credit facility to assist Multiband Corporation’s installation of various components of communications equipment necessary to deliver voice and data services to its existing multi-dwelling-unit (MDU) client base located throughout the United States (the “Project”).

Lease Type:	Non-cancelable Master Lease, Series A credit facility (the “Series A Lease Facility”, or “Master Lease”).

Lessor:	B&L Financial, Inc.; and/or, its assigns (the “Lessor”).

Lessee:	Multiband Corporation (the “Lessee”).

Lease Amount:	$12,500,000 (approx.).

Equipment:	Approved communications equipment installed at various MDU facilities under contract with Multiband Corporation

Series A Lease Schedules:
As part of the Series A Lease Facility, individual lease schedules will be executed for each installation of Multiband equipment in its MDU client facility’s (the “Series A Lease Schedule(s)”). All such disbursements for the Series A Lease Schedules will occur in minimum increments of $250,000.

Term:	Each Series A Lease Schedule funded for the Project will have a 60-month term (the “Term”).

Advance Payment:	One (1) monthly lease payment is due in advance for each Series A Lease Schedule funded for the Project.

Monthly Payment:	Based on utilization of the entire Series A Lease Facility the monthly lease payment is estimated to be $245,875.

Residual:
Each Series A Lease Schedule funded as part of the Series A Lease Facility will have a 10% guaranteed residual. Based on utilization of the entire Series A Lease Facility the residual would be $1,250,000.

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Series A Lease
Facility Security:	The Lessor will require a primary security interest in the following:

•	First priority UCC security interest in all of the installed equipment for the Project.

•	Assignment of all contracts and agreements for the Project.

•
Any other such security as may be required by B&L Financial and/or its assigns, as may be customary for Master Leases of this type. All security documents shall be in a form approved by B&L Financial, and/or its assigns, and its legal counsel and shall contain such provisions as B&L Financial and/or its assigns, and its legal counsel may require.

Additional Security:
The Lessor will require additional security for the Series A Lease Facility in the form of a senior pledge of Project revenues; and, a lease payment reserve account.  The terms and conditions of such arrangements are preliminarily defined as follows:

Senior Revenue Pledge / Depository Account  Lessee will be required to enter into a depository agreement (the “Depository Agreement”) with a bank acceptable to Lessee and B&L Financial, and/or its assigns (the “Depository”) whereby the Lessee will agree to deposit on a daily basis all revenues from the operation of the Project into a pledged revenues account (the “Multiband Pledged Revenues Account”). So long as the Series A Lease Facility is outstanding, the Depository will deposit all moneys received pursuant to the Depository Agreement in the Multiband Pledged Revenues Account; and, from such account will further deposit all funds into the following accounts in the following order:

(I)
Series A Lease Payment Obligations Account. Established to hold and fund the monthly lease payment obligations due under terms of the Series A Lease Facility and each Series A Lease Schedule (the “Series A Lease Payment Obligations Account”), and for replenishment of the Series A lease payment reserve account.

(II)
Series A Lease Payment Reserve Account. Established to hold funds in excess of the Series A Lease Payment Obligations Account (the “Series A Lease Payment Reserve Account”). The Lessee is required to maintain the balance of the Series A Lease Payment Reserve Account during the Term at ten-percent (10%) of the original balance of the Series A Lease Facility. Funds held in the Series A Lease Payment Reserve Account will be used to fund any deficient balances due for all Series A Lease Schedules funded for the Project.

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(III)
Multiband Capital Account.  Established to hold all proceeds in excess of the Series A Lease Payment Obligations Account and the Series A Lease Payment Reserve Account and, for replenishment of either account, if required (the “Multiband Capital Account”). Funds held in the Multiband Capital Account will be released to Multiband on a monthly basis during the Term, beginning after the 30-day anniversary of closing of the Series A Lease Facility, provided no event of default occurs under terms of the Master Lease.

Upon expiration of the Term, and in the event no default occurs under terms of the Series A Lease Facility, the entire balance of the Series A Lease Payment Reserve Account, plus any accrued interest will be applied to payment of the residual balances due for any Series A Lease Schedule funded under terms of the Master Lease. Any remaining balance held after all such residual payments are remitted, will be disbursed to Multiband.

Insurance:
Lessee will provide evidence of physical damage and liability insurance in an amount and by an insurance carrier satisfactory to B&L Financial, and/or its assigns.B&LFinancial, and/or its assigns must be listed on the policy as additional insured and loss payee, and a certificate of insurance is to be provided to Lessor.

Prepayment:	Allowable, after the 12-month anniversary of closing for the Series A Lease Facility in minimum increments of $100,000 with no penalty.

Other Terms
& Conditions:	All other terms and conditions of the Series A Lease Facility will be negotiated prior to closing.

Documentation
& Filing Fees:	Each Series A Lease Schedule funded under the Series A Lease Facility will require a documentation and filing fee of approximately $1,500.

Legal Fees &
Transaction Expenses:
All legal fees and transaction expenses not to exceed a one-time total of $15,000.00 will be paid by Lessee upon and at closing. In the event there is no ultimate closing each party will be responsible for its own legal and other transaction expense.

ACCEPTANCE

MULTIBAND CORPORATION

By:
Its:
Date:	/ /

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